EXHIBIT 10.10


                  FOURTH FINANCIAL CORPORATION

          1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN





          1. Purpose. The purposes of this l993 Non-Employee Directors Stock Option Plan (the "Plan") are: (1) to provide for the fair compensation of non-employee Directors of the Company and its subsidiaries, (2) to encourage ownership in the Common Stock of Fourth Financial Corporation (the "Company") by non-employee Directors of the Company and its subsidiaries, (3) to provide an additional incentive for them to continue in the service of the Company and its subsidiaries, so as to promote the success of the Company's business. It is anticipated that the Plan will assist the Company in attracting and retaining non-employee Directors who are capable of making valuable contributions to the long-term success of the Company and its subsidiaries.


          2. Stock Subject to the Plan. The maximum number of shares which may be issued upon exercise of Options granted under the Plan ("Options") shall be 500,000 shares of the Company's Common Stock, par value $5.00 per share ("Common Stock"). Such shares may be either issued shares of Common Stock which shall have been reacquired by the Company or authorized but unissued shares of Common Stock as the Board of Directors of the Company (the "Board") shall from time to time determine. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such Option shall again become available for option pursuant to the Plan.


          3. Participation in the Plan. All non-employee Directors of the Company and its subsidiaries ("Non-Employee Directors") are eligible for, and shall automatically participate in, the Plan. A Director of the Company who is an employee of the Company, or of a subsidiary thereof, shall not be eligible to receive an Option under the Plan nor shall advisory directors be eligible to participate in the Plan. A Non-Employee Director who shall have been granted an Option under the Plan may be granted one or more additional Options if such Director continues to be eligible to receive Options. The term "subsidiary" as used in this Plan means a bank or other corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by the Company.


          4.   Annual Grant of Options and Option Prices.

               (a) Each year on the first Monday following the Company's Annual Meeting of Stockholders, every Non-Employee Director of the Company who is eligible to receive options under the Plan shall automatically be granted an option to purchase 2,000 shares of the Company's Common Stock and each Non-Employee Director of a subsidiary who is eligible to receive options under the Plan shall automatically be granted an option to purchase 1,000 shares of the Company's Common Stock.


               (b) The purchase price of the Common Stock covered by each Option shall be the higher of (i) the mean between the reported bid and asked prices of the Common Stock on the date the Option is granted as reported on the NASDAQ National Market quotation system or (ii) the price of the last sale of Common Stock on such date as so reported.


               (c) If, on what would otherwise be a day on which Options would be granted, the General Counsel of the Company, in his or her sole discretion, determines that the Company is in possession of material, undisclosed information about the Company which would prohibit the Company from issuing securities without making a disclosure thereof, then the annual grant of Options shall be deferred until the second day after public dissemination of such information, and the price and option period shall be determined by reference to such later date.


               (d) If Common Stock is not publicly traded on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.


          5.   Term of Options.  Except as is otherwise provided in
Section 8 hereof, an Option shall expire at 5:00 P.M., Central time on the date which is ten years after the date such Option is granted.


          6. Exercise of Options. An Option may be exercised in accordance with its terms at any time or from time to time after the granting thereof and the approval of this Plan by the stockholders of the Company. The purchase price of the shares purchased upon exercise of an Option shall be paid in full in cash at the time of the exercise. The Company shall have the right to require, prior to the issuance or delivery of any stock certificates, payment by an optionee of any taxes or other moneys required by law with respect to the issuance or delivery of shares of Common Stock. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares covered by his or her Option until and except to the extent that the Option shall have been duly exercised.


          7. Nontransferability of Options. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the optionee only by the optionee. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by an optionee during his or her lifetime, by operation of law or otherwise, or be made subject to execution, attachment, or similar process.


          8. Termination of Service. All rights of a Non-Employee Director in an Option, to the extent it has not been exercised, shall terminate three months after the date that such Non-Employee Director ceases to be a Non-Employee Director, except in the case of the Non-Employee Director's termination of service on account of death or disability. In the case of termination by reason of disability, such rights shall terminate twelve months from the date of termination of service. In the event of the death of the optionee, the unexercised portion of such Option may be exercised at any time within twelve months. In no event may any Option be exercised after the expiration of the terms of the Option as set forth in Paragraph 5 of this Plan.


          9. Adjustments Upon Changes in Capitalization. Notwithstanding any other provisions of this Plan, in the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, merger, consolidation, splitup, combination or exchange of shares, reorganization, liquidation, or the like, the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding Option and the option prices shall be appropriately adjusted by the Board, whose determination shall be conclusive.


        10. Termination and Amendment of the Plan. Unless the Plan shall be previously terminated as hereinafter provided, no Option shall be granted under the Plan after ten years from the date the Plan is adopted by the Board of Directors. The Board of Directors may at any time prior to that date suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may deem proper and in the best interest of the Company. Any termination, suspension, alteration, or amendment of the Plan effected pursuant to this Paragraph l0 may be made by the Board of Directors without further action on the part of the stockholders of the Company; provided, that no such termination, suspension, alteration, or amendment shall (a) impair, without the consent of the Option holder, any Option theretofore granted to him under the Plan or deprive him of any Common Stock which he may have acquired under the Plan, or (b) unless approved by the stockholders of the Company, (i) increase the total number of shares of Common Stock which may be purchased under the Plan except as provided in Paragraph 9 hereof, (ii) extend the time during which Options may be granted under the Plan, (iii) change the class of Directors eligible to receive Options under the Plan, or (iv) change the manner of determining the Option price except to change the manner of determining the fair market value of the Common Stock. An amendment revising the price, date of exercise, option period, or number of shares which are the subject of an Option shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended, or with the Employer Retirement Income Security Act of 1974, as amended. Any Option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the Option shall have been exercised or shall have expired.


        11. Administration of Plan. The Plan shall be administered under the general direction and control of the Board of Directors which may from time to time issue orders or adopt resolutions not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan.


        12. Effective Date of the Plan. The Plan shall be effective from the date of its approval by the stockholders of the Company.


        13. Government and Other Regulations. The obligations of the Company to sell and deliver shares of Common Stock shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of l933, as deemed necessary or appropriate by counsel for the Company.


        14. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan for approval of the stockholders of the Company shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options otherwise than under the Plan.


          15. Compliance with SEC Regulations. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and any successor thereto. If any provision of this Plan is found not to be in compliance with such Rule, the provisions thereof shall be null and void. All grants and exercises of Options under this Plan shall be made and executed in compliance with the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.


          16. No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Non-Employee Director any right to continued service as director of the Company or any subsidiary or affect any right of the Company or a subsidiary, acting through their Boards of Directors or stockholders to remove any Non-Employee Director.


          17. Kansas Law Governs. To the extent not otherwise preempted, the laws of Kansas shall govern the resolution of all questions and disputes which arise with respect to this Plan.